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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WatchGuard Technologies, Inc. for the registration of 1,292,997 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements and schedule of WatchGuard Technologies, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Seattle, Washington
December 4, 2000